UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  April 13, 2018

DPW HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158
 (Address of principal executive offices) (Zip Code)

(510) 657-2635
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 13, 2018, DPW Holdings, Inc., a Delaware corporation (the “Company”) and Milton C. Ault, III, the Company’s Chief Executive Officer, entered into an Amended and Restated Independent Contractor Agreement (the “Agreement”) pursuant to which the parties thereto agreed to amend and restate that certain Independent Contractor Agreement dated September 22, 2016, by and between the Company and Mr. Ault. In accordance with the terms set forth in the Agreement, Mr. Ault shall continue to serve as the Company’s Chief Executive Officer and Chairman of the Board of Directors in consideration of a monthly fee of $33,333.00, effective November 15, 2017. The Agreement shall terminate on April 30, 2018, and may be renewed on a monthly basis by written agreement between the parties thereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit
No.	Description

10.1	Form of Amended & Restated Independent Contractor Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: April 13, 2018	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer